Exhibit 99.1

Semrush Announces Second Quarter 2021 Financial Results

More than 76,000 Customers as of June 30, 2021
Second Quarter Revenue of $45 million

BOSTON, August 9, 2021 /Businesswire/ -- Semrush Holdings, Inc. (NYSE: SEMR), a leading online visibility management SaaS platform, today reported second quarter 2021 financial results for the quarter ended June 30, 2021.

“Semrush entered April with strong momentum, and we sustained that momentum through the second quarter as we grew revenue 13% sequentially and 58% year over year. The year over year increase was driven by a 29% growth in paid users and average check growth of 19%.” said Oleg Shchegolev, CEO and Founder of Semrush.

“We continued to add new capabilities to our platform in the second quarter. Our Social Media Marketing toolkit ended the quarter with more than 30 thousand active users, up 25% sequentially. We also saw rapid growth for our Local Listing Management add-on, as revenue more than doubled from the previous year. I believe these examples illustrate how enhancements to the Semrush platform further extend our advantage over point solution providers,” added Mr. Shchegolev.

Second Quarter 2021 Financial Highlights

•Total revenue of $45 million, up 58% year over year and up 13% sequentially
•ARR of $188 million as of June 30, 2021, up 57% year over year
•Dollar based net revenue retention of 121%, up 500 basis points sequentially
•Net loss of $279 thousand, an improvement from a loss of $2.1 million a year ago
•Non-GAAP net income, which excludes stock-based compensation expense, of $290 thousand, an improvement from a loss of $1.9 million a year ago
•Over 76,000 customers as of June 30, 2021, up 29% compared to a year ago (excludes Prowly customers)

See “Non-GAAP Financial Measures & Definitions of Key Metrics” below for how Semrush defines ARR, dollar based net revenue retention, non-GAAP net income (loss), and the financial tables that accompany this release for reconciliations of each non-GAAP financial measure to its closest comparable GAAP financial measure.

Business Highlights

•Total add-on revenue growth of more than 75% from the previous year with particular strength in Local Listings Management, which more than doubled.

•Strong user response to Semrush’s Core Web Vitals, which upon launch has become one of the most popular reports within our Site Audit product. This report helps customers optimize their website user experience and improve organic search rankings.

•Semrush Social Media Marketing toolkit surpassed 30,000 active users, up approximately 25% sequentially.

•Semrush launched a new Keyword Difficulty score which incorporates many additional metrics that help users rule out ineffective keywords for best in class SEO performance marketing.

Business Outlook

Based on information as of today, August 9, 2021, we are issuing the following financial guidance:

Third Quarter 2021 Financial Outlook

•Revenue is expected to be in a range of $47.3 million to $47.7 million, up 47-48% year over year
•Non-GAAP net loss is expected to be in a range of $4.5 to $4.0 million

Full Year 2021 Financial Outlook

•Revenue is expected to be in a range of $182 million to $184 million, up 46-47% year over year
•Non-GAAP net loss is expected to be in a range of $7.9 to $6.3 million

Reconciliation of non-GAAP net loss guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure, in particular, the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call Information

Semrush will host a conference call and webcast at 8:30 a.m. Eastern Time, tomorrow, August 10, 2021, to discuss its financial results, business highlights, outlook and other matters. The conference call can be accessed by dialing (833) 329-1691 from the United States and Canada or (236) 714-3944 internationally with conference ID 7178568. The live webcast of the conference call as well as the replay can be accessed for a limited time from the Semrush investor relations website at http://investors.semrush.com.

About Semrush

Semrush is a leading online visibility management SaaS platform that enables businesses globally to run search engine optimization, pay-per-click, content, social media and competitive research campaigns and get measurable results from online marketing. Semrush offers insights and solutions for companies to build, manage, and measure campaigns across various marketing channels. Semrush, with over 76,000 paying customers, is headquartered in Boston and has offices in Philadelphia, Dallas, Prague, St. Petersburg, Warsaw, and Limassol.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements include, but are not limited to, guidance on financial results for the third quarter and full year of 2021; statements about future operating results; statements regarding the expectations of demand for our products, including adoption of and demand for new products and features, and growth of our business; statements about the growth rates in the markets in which we compete and our competitive advantages; and statements about our investments in technology and infrastructure, ability to deliver innovative solutions and ability to attract new paying customers.

The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in our filings with the Securities and Exchange Commission ("SEC"), including the final prospectus for our initial public offering filed with the SEC on March 25, 2021, as updated by our subsequently filed quarterly reports and other SEC filings. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. The forward-looking statements in this release are based on information available to Semrush as of the date hereof, and Semrush disclaims any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing Semrush’s views as of any date subsequent to the date of this press release.

Additional information regarding these and other factors that could affect Semrush's results is included in Semrush’s SEC filings, which may be obtained by visiting Semrush’s Investor Relations page on its website at investors.semrush.com or the SEC's website at www.sec.gov.

Non-GAAP Financial Measures & Definitions of Key Metrics
Semrush has provided in this release the non-GAAP financial measure of non-GAAP net income (loss). Semrush uses this non-GAAP financial measure internally in analyzing its financial results and believes it is useful to investors, as a supplement to GAAP measures, in evaluating Semrush’s ongoing operational performance. Semrush believes that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Semrush’s industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

ARR is defined as the daily revenue of all paid subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. Semrush includes both monthly recurring paid subscriptions, which renew automatically unless cancelled, as well as the annual recurring paid subscriptions so long as Semrush does not have any indication that a customer has cancelled or intends to cancel its subscription and Semrush continues to generate revenue from them.

Dollar Based Net Revenue Retention is defined as (a) the revenue from our customers during the twelve-month period ending one year prior to such period as the denominator and (b) the revenue from those same customers during the twelve months ending as of the end of such period as the numerator. This calculation excludes revenue from new customers and any non-recurring revenue.

Non-GAAP net income (loss). We define non-GAAP net income (loss) as GAAP income (loss), excluding stock-based compensation expense. We believe non-GAAP net income (loss) provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.

Semrush Holdings Inc.
Condensed Consolidated Statement of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,
	2021	2020
Revenue	$45,005	$28,452
Cost of revenue ¹	10,238	7,055
Gross profit	34,767	21,397

Operating expenses
Sales and marketing ¹	18,298	12,704
Research and development ¹	5,964	4,001
General and administrative ¹	10,520	6,570
Total operating expenses	34,782	23,275
Income (loss) from operations	(15)	(1,878)
Other income, net	(123)	(138)
Income (loss) before income taxes	(138)	(2,016)
Provision for income taxes	141	92
Net income (loss) and comprehensive income (loss)	$(279)	$(2,108)

Net income (loss) per share attributable to common stockholders:
Basic and diluted:	$0.00	$(0.02)

Weighted-average number of shares of common stock used in computing net income (loss) per share applicable to common stockholders:
Basic:	135,312	94,738
Diluted:	135,312	94,738
¹ includes stock-based compensation expense as follows:

	Three Months Ended June 30,
	2021	2020
Cost of revenue	$7	$5
Sales and marketing	52	27
Research and development	68	29
General and administrative	442	148
Total stock-based compensation	$569	$209

	Three Months Ended June 30,
	2021	2020
Reconciliation of Non-GAAP net income/(loss)
Net income/(loss) and comprehensive income/(loss)	$(279)	$(2,108)
Stock-based compensation expense	569	209
Non-GAAP net income/(loss)	$290	$(1,899)

Semrush Holdings Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands, except per share data)

	As of
	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$180,759	$35,531
Accounts receivable	2,722	1,399
Deferred contract costs, current portion	5,418	4,049
Prepaid expenses and other current assets	7,180	2,649
Total current assets	196,079	43,628
Property and equipment, net	8,396	2,968
Intangible assets, net	2,127	2,231
Goodwill	1,991	1,991
Deferred contract costs, net of current portion	2,140	1,670
Other long-term assets	1,026	2,470
Total assets	$211,759	$54,958

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$9,135	$8,654
Accrued expenses	12,847	7,719
Deferred revenue	34,652	26,537
Other current liabilities	1,859
Total current liabilities	58,493	42,910
Long-term liabilities
Deferred revenue, net of current portion	237	123
Deferred tax liability	126	209
Other long-term liabilities	3,438	497
Total liabilities	$62,294	$43,739
Commitments and contingencies (Note 11)

Series A redeemable convertible preferred stock, $0.00001 par value - no shares authorized, issued or outstanding as of June 30, 2021; 3,379,400 shares authorized, issued and outstanding as of December 31, 2020 (liquidation value of $8,000 at December 31, 2020)	—	7,789
Series A-1 redeemable convertible preferred stock, $0.00001 par value - no shares authorized, issued or outstanding as of June 30, 2021; 1,837,600 shares authorized, issued and outstanding as of December 31, 2020 (liquidation value of $5,000 at December 31, 2020)	—	10,270
Stockholders' equity (deficit)
Series B convertible preferred stock, $0.00001 par value - no shares authorized, issued or outstanding as of June 30, 2021; 4,681,400 shares authorized, issued and outstanding as of December 31, 2020 (liquidation value of $24,000 at December 31, 2020)	—	24,000
Undesignated preferred stock, $0.00001 par value - 100,000,000 shares authorized, no shares issued or outstanding as of June 30, 2021; no shares authorized, issued, or outstanding as of December 31, 2020	—	—
Common stock, $0.00001 par value - no shares authorized, issued, or outstanding as of June 30, 2021; 300,000,000 shares authorized, 95,206,893 shares issued at December 31, 2020 and 95,050,041 shares outstanding at December 31, 2020	—	—
Class A common stock, $0.00001 par value; 1,000,000,000 shares authorized, and 10,000,000 shares issued and outstanding as of June 30, 2021; no shares authorized, issued or outstanding as of December 31, 2020	—
Class B common stock, $0.00001 par value - 160,000,000 shares authorized, and 124,905,954 shares issued and 124,749,102 outstanding as of June 30, 2021; no shares authorized, issued or outstanding as of December 31, 2020	1
Additional paid-in capital	184,087	4,975
Accumulated deficit	(34,623)	(35,815)
Total stockholders’ equity (deficit)	149,465	(6,840)
Total liabilities, redeemable convertible preferred stock, and stockholders' deficit	$211,759	$54,958

Semrush Holdings Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended
	June 30,
	2021	2020

Operating Activities
Net income (loss)	$1,192	$(4,039)
Adjustments to reconcile net loss to net cash provided by
operating activities
Depreciation and amortization expense	1,447	474
Amortization of deferred contract costs	2,950	2,259
Stock-based compensation expense	1,162	414
Non-cash interest expense	104	—
Deferred taxes	(83)	(108)
Changes in operating assets and liabilities
Accounts receivable	(1,324)	603
Deferred contract costs	(4,789)	(3,114)
Prepaid expenses and other current assets	(4,530)	(788)
Accounts payable	481	438
Accrued expenses	4,981	2,589
Deferred revenue	8,229	2,233
Net cash provided by operating activities	9,820	961
Investing Activities
Purchases of property and equipment	(750)	(1,792)
Purchases of convertible debt securities	(500)	—
Capitalization of internal-use software development costs	(271)	(700)
Cash paid for acquisition of business, net of cash acquired	(350)	—
Net cash used in investing activities	(1,871)	(2,492)
Financing Activities
Proceeds from exercise of stock options	26	—
Net proceeds from completing initial public offering	137,706	—
Payment of capital leases	(453)
Payment of deferred offering costs	—	(38)
Net cash provided by (used in) financing activities	137,279	(38)
Increase in cash, cash equivalents, and restricted cash	145,228	(1,569)
Cash, cash equivalents, and restricted cash, at beginning of period	35,619	37,523
Cash, cash equivalents, and restricted cash, at end of period	$180,847	$35,954

MEDIA:

Vincent Schiano
Semrush Holdings, Inc.
Vincent.Schiano@semrush.com

INVESTOR:
Bob Gujavarty
Semrush Holdings, Inc
Bobby.Gujavarty@semrush.com